FIRST AMENDMENT TO CUSTODY AGREEMENT

This First Amendment (the “Amendment”) to the Custody Agreement dated as of January 1, 2026 (the “Agreement”) by and among Seasons Series Trust, SunAmerica Series Trust (collectively, the “Trusts”) and State Street Bank and Trust Company (“State Street” or the “Custodian”) is entered into as of ____________________, 2026 (the “Effective Date”).

RECITALS

WHEREAS, the Trusts and State Street are parties to the Agreement;

WHEREAS, Appendix A to the Agreement identifies each Trust and its Portfolios that are parties to the Agreement;

WHEREAS, the parties desire to amend Appendix A of the Agreement to add certain additional Portfolios of SunAmerica Series Trust; and

WHEREAS, Section 29.8 of the Agreement provides that the Agreement may be amended by written agreement between the parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Amendment to Appendix A

Effective as of the Effective Date, Appendix A of the Agreement is hereby deleted in its entirety and replaced with the revised Appendix A attached hereto as Exhibit A.

2. Additional Portfolios

For clarity, the revised Appendix A attached as Exhibit A includes the following additional Portfolios of SunAmerica Series Trust:

•	SA Franklin Core Fixed Income Portfolio

•	SA Franklin Large Cap Disciplined Growth Portfolio

•	SA Franklin Mid Cap Core Portfolio

The additional Portfolios shall be covered by and subject to the terms and conditions of the Agreement.

3. No Other Changes

Except as expressly amended hereby, all terms and provisions of the Agreement shall remain unchanged and in full force and effect.

4. Counterparts and Electronic Signatures

This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in original or electronically transmitted form, and electronic signatures shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

Information Classification: Limited Access

SEASONS SERIES TRUST

By:
Name:	Greg Kingston
Title:	Treasurer

SUNAMERICA SERIES TRUST

By:
Name:	Greg Kingston
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Andrea E. Sharp
Title:	Managing Director

Information Classification: Limited Access

EXHIBIT A

APPENDIX A

Each Trust and its Portfolios below are parties to this Agreement, severally and not jointly.

Seasons Series Trust

SA Allocation Aggressive Portfolio

SA Allocation Balanced Portfolio

SA Allocation Moderate Portfolio

SA Allocation Moderately Aggressive Portfolio

SA American Century Inflation Managed Portfolio

SA Columbia Focused Value Portfolio

SA Franklin Allocation Moderately Aggressive Portfolio

SA Multi-Managed Diversified Fixed Income Portfolio

SA Multi-Managed International Equity Portfolio

SA Multi-Managed Large Cap Growth Portfolio

SA Multi-Managed Large Cap Value Portfolio

SA Multi-Managed Mid Cap Growth Portfolio

SA Multi-Managed Mid Cap Value Portfolio

SA Multi-Managed Small Cap Portfolio

SunAmerica Series Trust

SA AB Growth Portfolio

SA AB Small & Mid Cap Value Portfolio

SA American Funds Asset Allocation Portfolio

SA American Funds Global Growth Portfolio

SA American Funds Growth Portfolio

SA American Funds Growth-Income Portfolio

SA American Funds VCP Managed Allocation Portfolio

SA BlackRock Multi-Factor 70/30 Portfolio

SA Emerging Markets Equity Index Portfolio

SA Federated Hermes Corporate Bond Portfolio

SA Fidelity Institutional AMSM Global Equities Portfolio

SA Fidelity Institutional AMSM International Growth Portfolio

SA Fidelity Institutional AMSM Real Estate Portfolio

SA Fixed Income Index Portfolio

SA Fixed Income Intermediate Index Portfolio

SA Franklin BW U.S. Large Cap Value Portfolio

SA Franklin Small Company Value Portfolio

SA Franklin Systematic U.S. Large Cap Core Portfolio

SA Franklin Systematic U.S. Large Cap Value Portfolio

SA Franklin Tactical Opportunities Portfolio

SA Global Index Allocation 60/40 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Goldman Sachs Government and Quality Bond Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SA Index Allocation 60/40 Portfolio

SA Index Allocation 80/20 Portfolio

SA Index Allocation 90/10 Portfolio

SA International Index Portfolio

Information Classification: Limited Access

SA Invesco Growth Opportunities Portfolio

SA Janus Focused Growth Portfolio

SA JPMorgan Diversified Balanced Portfolio

SA JPMorgan Emerging Markets Portfolio

SA JPMorgan Equity-Income Portfolio

SA JPMorgan Large Cap Core Portfolio

SA JPMorgan MFS Core Bond Portfolio

SA JPMorgan Mid-Cap Growth Portfolio

SA JPMorgan Ultra-Short Bond Portfolio

SA Large Cap Growth Index Portfolio

SA Large Cap Index Portfolio

SA Large Cap Value Index Portfolio

SA MFS Large Cap Growth Portfolio

SA MFS Massachusetts Investors Trust Portfolio

SA MFS Total Return Portfolio

SA Mid Cap Index Portfolio

SA Morgan Stanley International Equities Portfolio

SA PIMCO Global Bond Opportunities Portfolio

SA PIMCO RAE International Value Portfolio

SA PineBridge High-Yield Bond Portfolio

SA Putnam International Value Portfolio

SA Schroders VCP Global Allocation Portfolio

SA Small Cap Index Portfolio

SA T. Rowe Price Allocation Moderately Aggressive Portfolio

SA T. Rowe Price VCP Balanced Portfolio

SA VCP Dynamic Allocation Portfolio

SA VCP Dynamic Strategy Portfolio

SA VCP Index Allocation Portfolio

SA Wellington Capital Appreciation Portfolio

SA Wellington Strategic Multi-Asset Portfolio

SA Franklin Large Cap Disciplined Growth Portfolio

SA Franklin Core Fixed Income Portfolio

SA Franklin Mid Cap Core Portfolio

Information Classification: Limited Access